Exhibit 99.1

Green Tree

Combined Entities

Combined Financial Statements

For the years ended December 31, 2021 and 2020

Green Tree

Independent Auditor’s Report

To the Members’ and Board of Directors of Green Tree Combined Entities

Opinion

We have audited the accompanying financial statements of Green Tree Combined Entities which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, statement of Members’ Equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Tree Combined Entities as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United State of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Green Tree Combined Entities and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are available to be issued.

Auditor’s Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

oExercise professional judgment and maintain professional skepticism throughout the audit.

oIdentify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

oObtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Green Tree Combined Entities internal control. Accordingly, no such opinion is expressed.

oEvaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

oConclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Green Tree Combined Entities ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

September 16, 2022

We have served as the Company’s auditor since 2022

Green Tree

Balance Sheets

As of December 31,	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$156,206	$525,516
Promissory note -current	172,361	235,949
Related party receivable	—	80,000
Inventory	800,484	514,793
Prepaid expenses and other current assets	61,573	117,878
Total current assets	1,190,624	1,474,136
Non-current assets
Property and equipment, net	1,441,834	1,641,206
Operating lease right-of-use asset	787,227	1,165,256
Promissory note non-current	—	172,361
Other non-current assets	104,345	91,261
Total non-current assets	2,333,406	3,070,084
Total Assets	$3,524,030	$4,544,220

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$342,580	$431,022
Current portion of lease obligation	492,045	369,014
Total current liabilities	834,625	800,036
Long-term liabilities
Lease obligation, net of current portion	408,769	866,931
Total liabilites	1,243,394	1,666,967

Commitments and contingencies (see note 6)	—	—

Members' equity	2,280,636	2,877,253
Total liabilities and members' equity	$3,524,030	$4,544,220

See accompanying independent auditor’s report and notes to the financial statements

Green Tree

Statements of Income and Members’ Equity

For the year ended December 31,	2021	2020

Sales	$10,021,448	$9,930,614
Related party sales	142,192	385,651
Cost of goods sold	6,799,810	7,112,973
Gross margin	3,363,830	3,203,292

SG&A Operating expenses
Labor and benefits	2,263,765	1,823,056
Occupancy costs	197,449	446,173
Legal and professional services	97,245	124,580
Advertising and promotion	115,422	107,957
Office supplies and equipment	79,667	90,812
Repairs and maintenance	72,181	77,952
Depreciation and amortization	296,824	379,232
Other operating expense	337,814	367,049
Total SG&A operating expenses	3,460,367	3,416,811
Operating income	(96,537)	(213,519)

Other (income) expense
Gain on sale of assets	—	(437,940)
Other (income) expense	(8,374)	345
Total other expense	(8,374)	(437,595)
Net Income	$(88,163)	$224,076

Members' equity, beginning of the year	$2,877,253	$2,900,109
Contributions from members	330,954	449,254
Distributions to members	(839,409)	(696,186)
Members' equity, end of the year	$2,280,636	$2,877,253

See accompanying independent auditor’s report and notes to the financial statements

Green Tree

Statements of Cash Flows

For the year ended December 31,	2021	2020
Cash flows from operating activities
Net income	$(88,163)	$224,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	296,824	379,232
Gain on sale of business	—	(437,940)
Operating lease expense in excess of (less than) lease payments	42,898	(14,173)
Changes in operating assets and liabilities:
Inventories	(285,691)	219,014
Prepaid expenses and other current assets	56,305	(61,839)
Other non-current assets	(13,084)	(23,239)
Accounts payable and accrued expenses	(88,440)	247,013
Net cash provided by operating activities	$(79,351)	$532,144
Cash flows from investing activities
Proceeds from sale of business	$235,949	$291,650
Collection of (disbursements for) related party note receivable	80,000	(25,508)
Purchase of property and equipment	(97,453)	(186,232)
Net cash provided by investing activities	$218,496	$79,910
Cash flows from financing activities
Contributions from members	$330,954	$449,254
Distributions to members	(839,409)	(696,186)
Net cash used for financing activities	$(508,455)	$(246,932)
Net (decrease) increase in cash and cash equivalents	(369,310)	365,122
Cash and cash equivalents at the beginning of the year	525,516	160,394
Cash and cash equivalents at the end of the year	$156,206	$525,516

Supplemental cash flow Information
Cash paid during the year for:	2021	2020
Amounts included in the measurement of lease liabilities	$509,213	$597,743

Supplemental non-cash information
Non-cash proceeds from sale of business	$—	$408,310

See accompanying independent auditor’s report and notes to the financial statements

Green Tree

Notes to Financial Statements

1.	ORGANIZATION AND NATURE OF BUSINESS

The financial statements presented herein are the combined financial statements of Ancient Alternatives, LLC, Natural Alternatives for Life, LLC, Hillside Enterprises, LLC, Mountainside Industries, LLC, and GT Creations, LCC (altogether “Green Tree” or the “Company”). The Company’s principal businesses include the cultivation and wholesale distribution of cannabis, and the retail sale of both medicinal and recreational cannabis products, including the production and sale of marijuana infused products. The Companies’ operations are located in Boulder, Longmont, and Berthoud, Colorado.

The Company’s business is subject to legal risk. Even though the State of Colorado has granted licenses to the Company for cultivation and retail distribution of marijuana products, these activities remain illegal under federal law. This causes difficulty in obtaining traditional banking and financing relationships. If the federal government elects to enforce the laws as currently written or changes the laws with respect to cannabis, it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company. The Company is also subject to a variety of state laws, regulations, and local ordinances.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Transactions between two or more of the companies within the combined group have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and such results could be material.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents. FDIC insured cash balances held in a bank are approximately $107,000 and $482,000 as of December 31, 2021 and 2010, respectively. The Company has not experienced any losses on this account, and management believes that the Company’s risk of loss is remote. The remainder of the Company’s recorded cash balances consist of cash on hand and a money market investment .

Inventories

Inventories consists of marijuana plants, marijuana flower, edibles, concentrates, and accessories. Inventories are stated at the lower of cost or net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale. The Company periodically reviews physical inventory to specifically identify and adjust the value of excess, obsolete, and otherwise unsaleable items. Based on the low level of historical write-offs and frequent inventory turnover, management believes that obsolete inventory as of the fiscal year end is immaterial, and therefore no reserve for obsolete inventory is recorded as of December 31, 2021 or 2020.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When property and equipment is sold or retired, the cost and accumulated depreciation are eliminated from the accounts and gains or losses are recorded in the statements of income. Expenditures for maintenance and repairs are expensed as incurred.

Green Tree

Notes to Financial Statements

Depreciation is determined using the straight-line method over the following estimated useful lives:

Leasehold improvements	3-12 years
Furniture and equipment	5-7 years
Computer equipment	5 years

Impairment of Long-Lived Assets

GAAP requires that long-lived assets, such as property and equipment, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to undiscounted future net cash flows the asset is expected to generate. Specifically, management projects undiscounted cash flows expected over the period to be benefited. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Estimates of expected future cash flows represent management’s best estimate based on currently available information and reasonable, supportable assumptions. Any impairment recognized is permanent and may not be restored. As of December 31, 2021, and 2020, the Company believes no indicators of impairment exist.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers and all the related amendments (the “revenue standard” or “ASC 606”).

The Company generates revenue from the sale of cannabis to wholesale and individual retail customers. It recognizes this revenue at a point in time when control of the goods has been transferred to the customer at an amount which reflects the consideration the Company receives in exchange for those goods. The Company’s sales consist of a single performance obligation for which the transaction price for a given product sold is equivalent to the price quoted for the product, net of any discounts or allowances applicable at a point in time.

The Company has elected to exclude from measurement of the transaction price all taxes (e.g., sales, use, value added and certain excise taxes) that are assessed by a governmental authority in connection with a specific revenue-producing transaction and collected by the Company from the customer. Accordingly, the Company recognizes revenue net of taxes.

The Company generally does not have contract assets or contract liabilities.

Leases

The Companies account for leases in accordance with ASC 842 requires companies leasing assets to recognize on their balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset. The Company elected to apply the short-term lease exemption for all leases with an original term of less than 12 months, for purposes of applying the recognition and measurement requirements in the new lease standard. See Note 4 for further discussion of the Company’s leases.

Cost of Goods Sold

Cost of goods sold includes the costs of inventory sold including the product packaging as well as any inventory shrink due to theft or waste.

Advertising and Marketing costs

Advertising and marketing costs are expensed as incurred.

Green Tree

Notes to Financial Statements

Income Taxes

The Company has elected to be taxed as an S-Corporation under the provisions of the United States Internal Revenue Code. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s member and no provision for income taxes has been reflected in these financial statements.

Recently Issued Accounting Pronouncements

Certain accounting standards have been issued or proposed by the FASB that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption. These financial statements do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to the Companies’ financial condition, results of operations, cash flows or disclosures.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

As of December 31,	2021	2020
Leasehold improvements	$2,065,049	$2,031,786
Furniture and equipment	718,641	709,546
Computer equipment	61,154	6,059
Total property and equipment	2,844,844	2,747,391
Less: Acummulated depreciation	(1,403,009)	(1,106,186)
Property and equipment, net	$1,441,834	$1,641,206

4.	LEASES

The Company has operating leases for cultivation facilities, retail store locations and warehouse space. The company’s warehouse leases are short-term related party leases with no long-term agreements and are therefore not recorded on the accompanying balance sheets. Certain other leases are also related party leases, see Note 7 for additional information on related party leases.

The Company’s long-term leases include options to extend the lease term, however these options are not reasonably certain to be exercised and therefore are not included in the determination of the lease obligation or ROU asset. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The weighted average remaining term of the Company’s long-term leases is 2.8 years as of December 31, 2021.

In addition to the monthly base rent payments, the Company’s lease agreements contain non-lease components such as common-area maintenance costs, insurance costs, and real estate taxes. These non-lease components are accounted for separately, and, in accordance with ASC 842, are excluded from the recognition and measurement of the lease obligation.

The Company’s operating lease liabilities and ROU assets are presented separately on the accompanying Balance Sheet. The leases do not have a stated interest rate, and therefore management used a discount rate of 10% to determine the present value of the lease obligation.

Maturity of Lease Obligation as of December 31, 2021
2022	$558,224
2023	366,348
2024	66,640
2025 (through August)	—
Total lease payments	991,213
Less: Interest	(90,399)
Present value of lease obligation	$900,814

Green Tree

Notes to Financial Statements

Lease expense is recognized on a straight-line bases over the term of the lease. Lease expense related to the cultivation facilities is included in Costs of Goods Sold and lease expense related to the retail store locations and warehouse space are included in Occupancy costs in the accompanying Statement of Income and Member’s Equity. The total lease cost, including short-term leases, was approximately $558,000 and $764,000 for the years ended December 31, 2021 and 2020, respectively.

5.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Details of the Company’s accrued expenses and other current liabilities are as follows:

As of December 31,	2021	2020
Payroll accruals	$166,181	$272,392
Sales tax and excise tax payable	151,342	136,063
Other payables and accruals	25,057	22,567
Total accounts payable and accrued expenses	$342,580	$431,022

6.	COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company followed applicable local and state regulation for the years ended December 31, 2021 and 2020, and through the date of the financial statements, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

7.	RELATED PARTY TRANSACTIONS

Related Party Leases

As discussed above in Note 4, the Company’s has certain leases with related parties. The related party leases cultivation, retail, and warehouse facilities. The total related party lease payments were approximately $208,000 and $229,000 for the years ended December 31, 2021 and 2020, respectively. The portion of the Company’s lease obligation and associated ROU asset attributable to the related party leases are as follows:

As of December 31,	2021	2020
Related party ROU	$261,271	$389,344
Related party lease obligation	318,791	459,920

Related Party Salaries

The Company compensates its owners for their role in managing the business. The Company paid the owners approximately $1,585,000 and $1,285,000 for the years ended December 31, 2021 and 2020, respectively. These costs are included in Labor and benefits in the accompanying Statement of Income and Members’ Equity. The Company also made immaterial payments of professional fees to related parties.

Related Party Sales

The Company’s sells inventory to affiliated entities under common control. These sales are presented separately in the accompanying Statements of Income and Members’ Equity.

8.	SIGNIFICANT CONCENTRATIONS

The Company’s operates in a single geographic area. Any events or circumstances that occur withing this geographic area that adversely impact the Company' operations for a significant period of time, or that affect the demand for its

Green Tree

Notes to Financial Statements

products or costs of operation in this geographic area, could have a material adverse impact on the Company’s results of operations.

9.	SALE OF BUSINESS

In October 2020, the Company sold a portion of its cultivation operations for total proceeds of approximately

$700,000, which included approximately $292,000 of cash and a $408,000 promissory note-receivable. The Company recorded a gain on the sale of this cultivation operation of approximately $438,000 for the year ended December 31, 2020. As of December 31, 2021, the remaining balance on the note receivable was approximately

$172,000.

10.	SUBSEQUENT EVENTS

The Company has evaluated events through September 16, 2022, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that require recognition or disclosure in these consolidated financial statements.